Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ABBVIE INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	32-0375147
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1 North Waukegan Road

North Chicago, Illinois 60064

(847) 932-7900

(Address of principal executive offices, including zip code)

ImmunoGen, Inc. Amended and Restated 2018 Employee, Director and Consultant Equity Incentive Plan

ImmunoGen, Inc. Inducement Equity Incentive Plan, As Amended

(Full title of the plan)

Perry C. Siatis, Esq.

Executive Vice President, General Counsel and Secretary

AbbVie Inc.

1 North Waukegan Road

North Chicago, Illinois 60064

(847) 932-7900

(Name, address and telephone number, including area code, of agent for service)

Copies to:

David K. Lam

Steven R. Green

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

(212) 403-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected to use the extended transition period for complying with the new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

AbbVie Inc. (“AbbVie” or the “Registrant”) is filing this Registration Statement on Form S-8 (this “Registration Statement”) relating to shares of common stock of the Registrant, par value $0.01 per share (the “Common Stock”), that may be issued pursuant to awards outstanding under the ImmunoGen, Inc. Amended and Restated 2018 Employee, Director and Consultant Equity Incentive Plan and the ImmunoGen, Inc. Inducement Equity Incentive Plan, as amended (collectively, the “ImmunoGen Plans”).

On November 30, 2023, AbbVie entered into an Agreement and Plan of Merger (the “Merger Agreement”) with ImmunoGen, Inc. (“ImmunoGen”), Athene Subsidiary LLC and Athene Merger Sub Inc. On February 12, 2024, AbbVie completed the acquisition of ImmunoGen pursuant to the Merger Agreement.

In connection with and upon the consummation of the transactions contemplated by the Merger Agreement and in accordance with the Merger Agreement, the ImmunoGen Plans were assumed by the Registrant and certain restricted stock unit awards in respect of shares of ImmunoGen common stock granted under the ImmunoGen Plans that remained outstanding under the ImmunoGen Plans as of February 12, 2024 were converted into restricted stock unit awards in respect of Common Stock, which converted awards will continue to be subject to the terms of the ImmunoGen Plans following the consummation of the transactions contemplated by the Merger Agreement. This Registration Statement is being filed for the purpose of registering the Common Stock issuable upon the settlement of such converted awards.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing information specified in Part I will be delivered in accordance with Form S-8 and Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “SEC”), either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Registrant with the SEC are incorporated by reference in this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the SEC on February 20, 2024;

(b)	The information in Part III of the Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the SEC on February 17, 2023, incorporated by reference from the Registrant's Definitive Proxy Statement on Schedule 14A, as filed with the SEC on March 20, 2023;

(c)	The Registrant’s Current Report on Form 8-K as filed with the SEC on February 20, 2024; and

(d)	The description of the Registrant’s Common Stock which is contained in Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the SEC on February 20, 2024, including any amendment or report filed for the purpose of updating such description.

All documents that the Registrant subsequently files pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents; except as to any portion of any documents, portions of documents, exhibits or other information that is deemed to be furnished and not filed under such provisions.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

As permitted by the Delaware General Corporation Law (the “DGCL”), the Registrant’s amended and restated certificate of incorporation provides that a director of the Registrant will not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of their duty of loyalty to the Registrant or its stockholders;
•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
•	under Section 174 of the DGCL relating to unlawful payments of dividends or unlawful stock repurchases or redemptions; or
•	for any transaction from which the director derived an improper personal benefit.

The limitation of liability does not apply to liabilities arising under the federal or state securities laws and does not affect the availability of equitable remedies, such as injunctive relief or rescission.

The Registrant’s amended and restated certificate of incorporation and by-laws include provisions that indemnify, to the fullest extent allowable under the DGCL, the personal liability of directors or officers for monetary damages for actions taken as a director or officer of the Registrant, or for serving at the Registrant’s request as a director or officer or another position at another corporation or enterprise, as the case may be. The Registrant’s amended and restated certificate of incorporation and by-laws also provide that the Registrant must indemnify and advance reasonable expenses to its directors and officers, subject to its receipt of an undertaking from the indemnified party as may be required under the DGCL. The Registrant’s amended and restated by-laws expressly authorize the Registrant to carry directors’ and officers’ insurance to protect the Registrant, its directors, officers and certain employees from some liabilities.

The foregoing is only a general summary of certain aspects of Delaware law and the Registrant’s amended and restated certificate of incorporation and by-laws dealing with indemnification of directors and officers and does not purport to be complete. It is qualified in its entirety by reference to the detailed provisions of those sections of the DGCL referenced above and the amended and restated certificate of incorporation and by-laws of the Registrant.

Item 7.	Exemption from Registration Claimed.

Not Applicable.

Item 8.	Exhibits.

The information required by this Item is set forth in the Exhibits Index that precedes the signature page of this Registration Statement.

Item 9.	Undertakings.

(a)            The undersigned registrant hereby undertakes:

(1)            To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)            To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)            To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)            That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)            To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)            The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)            Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit		Incorporated by Reference Herein		Filed
Number	Description	Form	Filing Date	Herewith
4.1	Amended and Restated Certificate of Incorporation.	AbbVie Inc. Current Report on Form 8-K (Commission File No. 001-35565)	January 2, 2013
4.2	Second Amended and Restated Bylaws.	AbbVie Inc. Current Report on Form 8-K (Commission File No. 001-35565)	October 14, 2022
4.3	Description of Common Stock.	AbbVie Inc. Annual Report on Form 10-K (Commission File No. 001-35565)	February 20, 2024
4.4	ImmunoGen, Inc. Amended and Restated 2018 Employee, Director and Consultant Equity Incentive Plan.			X
4.5	ImmunoGen, Inc. Inducement Equity Incentive Plan, as amended.			X
5.1	Opinion of Wachtell, Lipton, Rosen & Katz.			X
23.1	Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 5.1).			X
23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.			X
24.1	Power of Attorney (included in the signature page to this Registration Statement).			X
107	Filing Fee Table.			X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in North Chicago, Illinois, on this 22nd day of February 2024.

AbbVie Inc.

By:	/s/ Scott T. Reents
Scott T. Reents Executive Vice President, Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Richard A. Gonzalez, Perry C. Siatis, and Scott T. Reents, and each of them, with full power of substitution and full power to act without the others, his or her true and lawful attorney-in-fact and agent to act for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file this Registration Statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they or he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Richard A. Gonzalez	Chairman of the Board and Chief Executive Officer	February 22, 2024
Richard A. Gonzalez	(Principal Executive Officer)

/s/ Scott T. Reents	Executive Vice President, Chief Financial Officer	February 22, 2024
Scott T. Reents	(Principal Financial Officer)

/s/ Kevin K. Buckbee	Senior Vice President, Controller	February 22, 2024
Kevin K. Buckbee	(Principal Accounting Officer)

/s/ Robert J. Alpern, M.D.	Director	February 22, 2024
Robert J. Alpern, M.D.

/s/ Roxanne S. Austin	Director	February 22, 2024
Roxanne S. Austin

/s/ William H.L. Burnside	Director	February 22, 2024
William H.L. Burnside

/s/ Jennifer L. Davis	Director	February 22, 2024
Jennifer L. Davis

/s/ Thomas C. Freyman	Director	February 22, 2024
Thomas C. Freyman

/s/ Brett J. Hart	Director	February 22, 2024
Brett J. Hart

/s/ Melody B. Meyer	Director	February 22, 2024
Melody B. Meyer

/s/ Susan E. Quaggin, M.D.	Director	February 22, 2024
Susan E. Quaggin, M.D.

/s/ Edward J. Rapp	Director	February 22, 2024
Edward J. Rapp

/s/ Rebecca B. Roberts	Director	February 22, 2024
Rebecca B. Roberts

/s/ Glenn F. Tilton	Director	February 22, 2024
Glenn F. Tilton

/s/ Frederick H. Waddell	Director	February 22, 2024
Frederick H. Waddell